Exhibit 5.1

lawyers@saul.com www.saul.com our file: 361557.11

May 5, 2017

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, NY 10167

Re:	AG Mortgage Investment Trust, Inc.

Registration Statement on Form S-3 (No. 333-203908)

Ladies and Gentlemen:

We have acted as Maryland counsel for AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the issuance and sale pursuant to a public offering by the Company of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Shares”), to be offered in an “at-the-market” offering, as defined in Rule 415 of the Securities Act of 1933, as amended (the “Act”), under the above-referenced Registration Statement and all amendments thereto (the “S-3 Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act, pursuant to Equity Distribution Agreements, dated May 5, 2017, by and among the Company, AG REIT Management, LLC, a Delaware limited liability company, JMP Securities LLC and Credit Suisse Securities (USA) LLC (the “Agreements”).

In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or copies of the following documents (hereinafter collectively referred to as the “Documents”):

(i) a copy of the S-3 Registration Statement, on the form filed by the Company with the Commission under the Act;

(ii) a copy of the prospectus contained in the S-3 Registration Statement, as supplemented by a Prospectus Supplement dated May 5, 2017 (collectively, the “Prospectus”), filed with the Commission pursuant to Rule 424(b)(2) of the Act;

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DELAWARE MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

AG Mortgage Investment Trust, Inc.

May 5, 2017

(iii) a certified copy of the Articles of Amendment and Restatement of the Company, filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on April 26, 2011 (the “Articles of Amendment and Restatement”);

(iv) a certified copy of the Articles Supplementary for 3,000,000 shares of 8.25% Series A Cumulative Redeemable Preferred Stock, filed with and certified by the SDAT on July 31, 2012 (the “Series A Articles Supplementary”);

(v) a certified copy of the Articles Supplementary for 6,000,000 shares of 8.00% Series B Cumulative Redeemable Preferred Stock, filed with and certified by the SDAT on September 21, 2012 (the “Series B Articles Supplementary”);

(vi) a certified copy of the Articles of Amendment, filed with the SDAT on May 5, 2017 (the “Articles of Amendment”; together with the Articles of Amendment and Restatement, Series A Articles Supplementary and Series B Articles Supplementary, the “Charter”);

(vii) a copy of the Amended and Restated Bylaws of the Company (the “Bylaws”);

(viii) copies of the resolutions adopted by the Board of Directors of the Company at meetings held on February 26, 2015 and May 3, 2017, relating to, among other matters, the issuance and sale of the Shares and authorization of the Agreements (the “Resolutions”);

(ix) a certificate of status of the Company, issued by the SDAT, dated May 2, 2017;

(x) the Agreements;

(xi) a certificate of the Secretary of the Company, as to the authenticity of the Charter and Bylaws of the Company, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and

(xii) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a) that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b) the authenticity of all Documents submitted to us as originals, the conformity to originals of all Documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c) the legal capacity of all natural persons executing any Documents, whether on behalf of themselves or other persons;

AG Mortgage Investment Trust, Inc.

May 5, 2017

(d) that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e) that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f) all public records reviewed or relied upon by us or on our behalf are true and complete;

(g) that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(h) there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of any of the Shares;

(i) that at the time of delivery of the Shares, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares will not have been modified or rescinded;

(j) the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(k) the consideration received or proposed to be received for the issuance and sale of the Shares is as contemplated by the Agreements and is not less than the par value per share;

(l) that the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved shares of Common Stock or preferred stock, together with the number of shares of Common Stock and preferred stock previously issued and outstanding and the number of shares of Common Stock and preferred stock previously reserved for issuance by the Company upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of the then authorized shares of capital stock of the Company or of the then authorized shares of stock within the applicable class or series of shares of the Company’s Common Stock or preferred stock;

(m) that there has been no oral or written modification of or amendment to the Documents, and there has been no waiver of any provision of the Documents, by actions or omission of the parties or otherwise; and

AG Mortgage Investment Trust, Inc.

May 5, 2017

(n) that prior to the issuance of any Shares, the price and certain other terms of issuance of such Shares will be authorized and approved by the officers authorized under the Resolutions, in accordance with and not in violation of the Maryland General Corporation Law, as amended (the “MGCL”), the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”).

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares by the Company has been duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by each of the Corporate Proceedings, the S-3 Registration Statement, the Prospectus and the Agreements, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated by the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

AG Mortgage Investment Trust, Inc.

May 5, 2017

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm in connection therewith. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ SAUL EWING LLP